Exhibit 10.1

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (“Agreement”) is made this 18th day of March 2014, by and between Mackinac Financial Corporation, a Michigan corporation (the “Company”), and                                (the “Indemnitee”).

BACKGROUND

WHEREAS, the Michigan Business Corporation Act, as amended (the “Act”), provides that the Company has the power to indemnify a director who was or is a party or is threatened to be made a party to an action in certain circumstances; and

WHEREAS, in recognition of Indemnitee’s reliance on such provision of the Act, to provide Indemnitee with specific contractual assurance that the protection promised by said provision will be available to him regardless of any amendment to or any change in the Act, and to induce Indemnitee to serve as a director, the Company wishes to provide in this Agreement for indemnification of Indemnitee and the advancing of expenses to Indemnitee to the fullest extent now or hereafter permitted by law.

NOW, THEREFORE, in consideration of the premises and mutual promises and undertaking hereinafter contained, the Company and Indemnitee hereby agree as follows:

TERMS AND CONDITIONS

1.                                      DEFINITIONS. As used in this Agreement:

(a)                                 The term “Expenses” includes, without limitation, attorney’s fees, disbursements and retainers, accounting, expert and witness fees, travel and deposition costs, court costs, transcript costs, expenses of investigations, judicial or administrative proceedings and appeals, and all other disbursements and expenses customarily incurred in connection with prosecuting, defending or investigating any Proceeding, and any expenses of establishing a right to indemnification, pursuant to this Agreement or otherwise. The term “Expenses” does not include the amount of judgments, fines, penalties or ERISA excise taxes actually levied against Indemnitee or amounts paid in settlement by or on behalf of Indemnitee.

(b)                                 The term “Proceeding” shall include any threatened, pending or completed action, suit, proceeding, arbitration or alternative dispute resolution mechanism, formal or informal, whether brought in the name of the Company or otherwise and whether of a civil, criminal or administrative or investigative nature, in which Indemnitee may be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another enterprise, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

2.                                      INDEMNIFICATION.

(a)                                 Subject to the terms of this Agreement, the Company hereby agrees to indemnify and hold harmless Indemnitee against all Expenses incurred by him in connection with any Proceeding, to the fullest extent permitted by law. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Michigan corporation to indemnify a member of its board of directors, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Michigan corporation to indemnify a member of its board of directors, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)                                 In the event of a Proceeding by or in the right of the Company, the Company shall indemnify Indemnitee and advance Expenses related to the cost of the Proceeding in accordance with Section 5 of this Agreement.

3.                                      CONCLUSIVE PRESUMPTION REGARDING ENTITLEMENT.  Indemnitee shall be conclusively presumed to be entitled to indemnification pursuant to this Agreement unless a final and nonappealable determination has been made by a court of competent jurisdiction that Indemnitee is not entitled to indemnification. The termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption or be used as evidence that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted hereunder or by applicable law.

4.                                      ADVANCES OF EXPENSES.  The Expenses incurred by Indemnitee in any Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of Indemnitee accompanied by reasonable documentation of such expenses, such payment to be made within thirty (30) business days of each such request; provided, however, that Indemnitee shall undertake in writing to repay any such Expense payments if it is ultimately determined that Indemnitee is not entitled to indemnification for such Expenses.

5.                                      PARTIAL INDEMNIFICATION.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Proceeding, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6.                                      INDEMNIFICATION PROCEDURE; DETERMINATION OF RIGHT TO INDEMNIFICATION.

(a)                                 Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof in writing unless the Company shall have otherwise received notice of such Proceeding. The omission to so notify the Company will not relieve it from any liability which it may have to Indemnitee except to the extent that the Company is damaged by such omission.

(b)                                 If a claim for indemnification or advances under this Agreement is not paid by the Company within thirty (30) days of receipt of written notice, the rights provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction or Indemnitee may, at his sole option, seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, which award shall be binding on the Company, nonappealable and enforceable in any court of competent jurisdiction. The burden of proving by clear and convincing evidence that indemnification or advances are not legally permissible shall be on the Company or the person challenging the indemnification or advances.

(c)                                  The Expenses of Indemnitee incurred in connection with any proceeding concerning his right to indemnification or advances in whole or in part pursuant to this Agreement shall also be indemnified by the Company unless it is ultimately determined in such proceeding that Indemnitee had no right to indemnification or advances pursuant to this Agreement.

(d)                                 With respect to any Proceeding for which indemnification is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of a Proceeding, the Company will not be liable to Indemnitee for any attorneys’ fees subsequently incurred by Indemnitee in connection with the defense thereof, other than as provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Indemnitee shall have the right to employ his own counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of a Proceeding, (iii) the Company shall not in fact have employed counsel to assume the defense of a Proceeding, or (iv) counsel employed by the Company shall not have been approved by Indemnitee, in each of which cases the fees and expenses of Indemnitee’s counsel shall be advanced by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee has concluded that there may be a conflict of interest between the Company and Indemnitee.

7.                                      LIMITATIONS ON INDEMNIFICATION. No payments pursuant to this Agreement shall be made by the Company:

(a)                                 To indemnify Indemnitee for any Expenses incurred in connection with any Proceeding to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s organizational documents or otherwise) of the amounts payable hereunder;

(b)                                 To indemnify Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;

(c)                                  To indemnify Indemnitee for any amounts paid in settlement of any Proceeding without its written consent;

(d)                                 If a court of competent jurisdiction finally determines that such indemnification is unlawful; or

(e)                                  In the case of a Proceeding instituted by Indemnitee (other than a proceeding concerning his right to indemnification or advances pursuant to this Agreement) unless and only to the extent that such indemnification or advances are approved by the court or other tribunal having jurisdiction over such Proceeding.

8.                                      LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the extent of the coverage provided for any director of the Company.

9.                                      NON-EXCLUSIVITY. This Agreement is a supplement to and in furtherance of the indemnification rights of Indemnitee under the organizational documents of the Company and any resolutions adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder.

10.                               NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if:

(a)                                 delivered by hand delivery and receipted for by the party to whom said notice or other communication shall have been directed, on the date of such receipt, or

(b)                                 mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(i)                                     If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee subsequently shall provide in writing to the Company.

(ii)                                  If to the Company to: 130 S. Cedar Street, Manistique, Michigan 49854.

11.                               SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of Indemnitee and his heirs, executors, administrators and assigns, whether or not Indemnitee has ceased to be a director, and the Company and its successors and assigns.

12.                               SEPARABILITY. Each and every paragraph, sentence, term and provision of this Agreement is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide Indemnitee with the broadest possible indemnification permitted by law.

13.                               INTERPRETATION; GOVERNING LAW. This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with the laws of the State of Michigan without regard to the conflicts of laws principles of such state.

14.                               CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the court of the State of Michigan for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Michigan.

15.                               AMENDMENTS. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties.

16.                               TERM OF THIS AGREEMENT. This Agreement shall continue in force if and so long as Indemnitee is serving as a director of the Company, or, if Indemnitee is no longer serving as a director of the Company, if and so long as any Proceeding is pending or might be commenced involving Indemnitee.

17.                               COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which counterpart shall be deemed an original, but all of which counterparts taken together shall be one and the same document.

18.                               FACSIMILE SIGNATURES. Facsimile signatures to this Agreement shall be considered originals hereof, with any party executing this Agreement by facsimile signature agreeing to provide promptly to the other parties an original signature evidencing the same.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Indemnity Agreement on the date first written above.

INDEMNITEE:

Address:

MACKINAC FINANCIAL CORPORATION:

By: Paul D. Tobias
Its: Chairman and Chief Executive Officer

SIGNATURE PAGE TO INDEMNITY AGREEMENT